BALCOR EQUITY PROPERTIES-XII
                            c/o The Balcor Company
                         Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                                  Suite A200
                         Bannockburn, Illinois  60015

                               September 9, 1996

VIA FACSIMILE

TGM Realty Corp. #5
c/o TGM Associates L.P.
650 Fifth Avenue
New York, New York  10019
Attention: Mr. Thomas Gochberg

     Re:  Somerset Village Apartments

Dear Mr. Gochberg:

     In connection with the above-captioned matter, this letter will confirm that the Seller has agreed to extend the Closing until September 30, 1996. If this extension meets with your approval, please execute a copy of this letter and fax same directly to Stephen J. Levy, Esq. at (312) 902-1061 with an original to follow via mail. All capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement of Sale by and between Balcor Equity Properties-XII, an Illinois limited partnership, as Seller and TGM Realty Corp. #5 for property commonly known as Somerset Village Apartments, Tempe, Arizona.

                    Very truly yours,

                    BALCOR EQUITY PROPERTIES-XXII, an Illinois limited partnership

                    By: Balcor Partners-XIII, an Illinois general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a general partner

                              By:  The Balcor Company, a Delaware
                                   Corporation, a general partner

                                   By: /s/ James E. Mendelson
                                       ------------------------------
                                   Name:   James E. Mendelson
                                   Its:    Authorized Rep.

sjl/246743

cc:  Mr. Al Lieberman
     Andrew D. Small, Esq.

AGREED TO AND ACCEPTED THIS ____ DAY
OF SEPTEMBER, 1996.

By:  /s/ Thomas Gochberg
     ---------------------------
Name:    Thomas Gochberg
     ---------------------------
Its:     President
     ---------------------------
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